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                                                     Exhibit (21)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839



                          Commonwealth Edison Company
                          Subsidiaries of the Company
                          ---------------------------

                                                       State or
                                                     Jurisdiction
                                                       in Which
           Name                                      Incorporated
---------------------------------------------        ------------

Commonwealth Edison Company of Indiana, Inc.*         Indiana
ComEd Financing I*                                    Delaware
Edison Development Company                            Delaware
Cotter Corporation                                    New Mexico
Commonwealth Research Corporation                     Illinois
Concomber, Ltd.                                       Bermuda
Edison Development Canada Inc.                        Canada



* Included in the consolidated financial statements.